Exhibit 99.1

NEWS RELEASE

MEDIA CONTACT: Robyn Young
SVP, Director of Marketing & Communications
(602) 346-7352

INVESTORS CONTACT: Dale Gibbons
Chief Financial Officer
(602) 952-5476

WESTERN ALLIANCE BANCORPORATION TO AQUIRE GE CAPITAL’S

U.S. HOTEL FRANCHISE FINANCE LOAN PORTFOLIO

PHOENIX—Western Alliance Bancorporation (NYSE: WAL) announced today that its wholly owned subsidiary, Western Alliance Bank, has signed a definitive agreement to acquire GE Capital’s domestic select-service hotel franchise finance loan portfolio. The acquisition includes loans outstanding of about $1.4 billion. Additionally, approximately 35 members of GE Capital’s team that is focused on this sector and already based in Scottsdale, AZ, will become part of Western Alliance.

“This acquisition gives Western Alliance the opportunity to establish a new presence in the attractive risk-adjusted return, select-service hotel industry,” said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance. “The exceptional underwriting and credit management strength of GE Capital’s franchise finance team, the terms of the transaction and Western Alliance’s executives’ experience in the hotel space, makes this acquisition both financially and strategically compelling on behalf of our shareholders.”

The transaction is expected to be immediately accretive to WAL’s earnings per share, while essentially neutral to liquidity and capital ratios due to its strong deposit growth and industry-leading capital generation rates. The transaction is expected to close in April.

About Western Alliance Bancorporation

With $14 billion in assets, top-performing Western Alliance Bancorporation (NYSE:WAL) is one of the fastest-growing bank holding companies in the U.S. and recognized as #10 on the Forbes 2016 “Best Banks in America” list. Its primary subsidiary, Western Alliance Bank, is the go-to bank for business and succeeds with local teams of experienced bankers who deliver superior service and a full spectrum of deposit, lending, treasury management, international banking and online banking products and services. Western Alliance Bank operates full-service banking divisions: Alliance Bank of Arizona, Bank of Nevada, Bridge Bank, First Independent Bank and Torrey Pines Bank. The bank also serves business customers through a robust national platform of specialized financial services including Corporate Finance, Equity Fund Resources, Life Sciences Group, Mortgage Warehouse Lending, Public and Nonprofit Finance, Renewable Resource Group, Resort Finance, Technology Finance and Alliance Association Bank. For more information, visit westernalliancebancorporation.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to Bridge Capital Holdings, the performance of the combined company following the acquisition of Bridge, and any guidance, outlook or expectations relating to our business, financial and operating results, and future economic performance. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.

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